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                                                                      Exhibit 21

                                 Subsidiaries

The following are subsidiaries of ACT Manufacturing Inc.:

Entity Name                                       Jurisdiction of Organization
-----------                                       ----------------------------
Advanced Component Technologies Limited                     Ireland
ACT Manufacturing Securities Corp.                       Massachusetts
CMC Industries, Inc.                                       Delaware
GSS Array Technology Public Company Limited                Thailand

The following are subsidiaries of CMC Industries, Inc.:

Entity Name                                       Jurisdiction of Incorporation
-----------                                       -----------------------------
CMC Inmuebles, S.A. de C.V.                                 Mexico
CMC Industrias Hermosillo, S.A. de C.V.                     Mexico
Servicos y Administracion de Sonora, S.A. de C.V.           Mexico
CMC Industries, Inc. Taiwan Branch (U.S.A.)                 Taiwan